EXHIBIT 10.24

AMENDED AND RESTATED
LEASE

OF SPARTAN WAREHOUSE

at 9075 Haggerty Road, Plymouth, Michigan

Between:

PLYMOUTH INVESTORS LIMITED LIABILITY
COMPANY, an Illinois limited liability company

as Lessor

SPARTAN STORES, INC.

as Lessee

AMENDED AND RESTATED
LEASE

          THIS AMENDED AND RESTATED LEASE is made and entered into as of January 26, 2000, by and between:

PLYMOUTH INVESTORS LIMITED LIABILITY COMPANY, an Illinois limited liability company ("LESSOR"),

and

SPARTAN STORES, INC., a Michigan corporation, 1111 - 44th Street, SE, Grand Rapids, Michigan ("LESSEE").

          WHEREAS, Connecticut Mutual Life Insurance Company, a Connecticut corporation ("Original Lessor") and Lessee have entered into a Lease Agreement dated October 14, 1975 and First Amendment thereto dated March 23, 1977 and Second Amendment thereto dated April 30, 1979 (the "Lease") pertaining to certain real estate located in the Township of Plymouth, County of Wayne, State of Michigan and certain buildings, improvements, fixtures, machinery, equipment and personal property located thereon or therein; and

          WHEREAS, Lessor has succeeded to the interest of Original Lessor with respect to the Lease; and

          WHEREAS, Lessor and Lessee desire to amend and restate the Lease as hereinafter provided.

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, Lessor and Lessee do hereby covenant and agree that the Lease shall be amended and restated as hereinafter set forth.

Article 1 - PROPERTY TO BE LEASED

                    1.1          Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the real property described in Exhibit "A" attached hereto and made a part hereof, together with the buildings, improvements, and fixtures now erected thereon (sometimes hereinafter referred to as the "Improvements") including but not limited to the truck repair garage, storage shed, fuel island and asphalt parking areas upon that portion of said premises outlined in red on Exhibit "A-1" attached hereto and made a part hereof and the warehouse facility and asphalt parking area upon that portion of said premises outlined in red on Exhibit "A-2" attached hereto, herein collectively referred to as the "leased premises", and together with easements or other rights which may now exist or may be hereafter created for the benefit of such property, and the machinery, equipment and personal property located on the leased premises listed in Exhibit "B attached hereto and made a part hereof and the machinery, equipment and personal property located in the leased premises listed in Exhibit "B-2" attached hereto and made a part hereof which in combination with the "leased premises" are referred to herein as the "leased property". Wherever reference is made to the "leased property" in this lease, as amended, such reference shall mean the "leased property" as defined herein, subject to the following:

                              1.1.1          The Lessee represents that the leased property, the title thereto, the possession and occupancy thereof, the buildings and improvements thereon, the adjoining sidewalks and structures, any surface and any subsurface thereof, and the present uses thereof, have been examined by it and that it accepts the same in the condition or state in which they now are, without representation, covenant, or warranty, express or implied, in fact or in law, by the Lessor, and without recourse to the Lessor as to the title thereto, possession or occupancy thereto, possession or occupancy thereof, encumbrances thereon, appurtenances, nature, condition, or usability thereof, or uses to which the leased property may be put.

                              1.1.2          Rights, if any, of others relating to streets, water, gas, electric and other utility lines, wires, pipes and conduits and maintenance thereof, easements of record and the agreement between Chesapeake and Ohio Railway Company and Lessee dated September 5, 1967, involving side tracks.

                              1.1.3          Any reciprocal easement agreements involving adjacent lands.

                              1.1.4          Rights of parties in possession and any leases or subleases involving said leased property.

                              1.1.5          If, by law, or in consequence of the action of any authority or by title paramount, the possession or use of any easement or appurtenance to any buildings now or hereafter erected on the leased premises outside the boundaries of the land owned by the Lessor shall be discontinued, such discontinuance shall in no way affect the liability of the Lessee to pay the full rent and perform all of the covenants contained in this Lease.

                              1.1.6          The mortgage from Lessor, as mortgagor to American National Bank and Trust Company of Chicago, or Mortgagee, recorded 5-30-91 as document No. 97121528 LS in the Wayne County Register of Deeds Office (which mortgage is hereinafter referred to as the "First Mortgage"). The term "First Mortgage" shall also mean any first mortgage encumbering Landlord's interest in the leased property together with any assignment of rents and leases given to secure the repayment of the indebtedness secured by any First Mortgage. Further, the term "First Mortgagee" shall mean the owner and holder of any First Mortgage.

Article 2 - TERM

                    2.1          The term of the Lease shall commence on the date hereof and shall end on October 31, 2005, unless sooner terminated or extended as herein set forth.

Article 3 - USE OF LEASED PREMISES.

                    3.1          Lessee shall use and occupy the leased premises as and for a warehouse and office and shall not use the leased premises for any other purpose without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

                    3.2          Lessee shall not use or allow the property or any part thereof to be used or occupied for any unlawful purpose or in violation of any certificate of occupancy or certificate of compliance covering or affecting the use of the leased premises or any part thereof. Lessee shall not suffer any act to be done or any condition to exist on the leased premises or any part thereof which may in law constitute a nuisance, public or private, or which may make void or voidable any insurance with respect thereto. Lessee shall not use, treat, store, or dispose of hazardous or toxic materials in the leased premises except: (a) the storage of inventory; (b) the use and storage of customary quantities of routine cleaning, maintenance, and repair supplies; (c) the use and storage of vehicle fuels, lubricants, and supplies; (d) the use and storage of lift truck batteries and other equipment or supplies used in the ordinary course of Lessee's business; and (e) as otherwise disclosed to Lessor in writing; provided, however, that Lessee shall comply with applicable law with respect to items (a) through (e) above.

                    3.3          Lessee may use and occupy the leased premises incidentally as and for a truck repair garage and automatic truck wash.

Article 4 - RENT

                    4.1          Lessee agrees to pay Lessor as rent for the leased property at such place or places as Lessor may designate from time to time, without notice or demand and without abatement, deduction or setoff, fixed rent of $793,875.00 per annum to November 1, 2000, which sum shall be payable in equal consecutive monthly installments of $66,156.25 each, on or before the first day of each month in advance. Commencing on November 1, 2000, Lessee agrees to pay to Lessor as rent for the leased property at such place or places as Lessor may designate from time to time, without notice or demand and without abatement, deduction or setoff, fixed rent payable in equal, consecutive monthly installments on or before the first day of each month. The annual amount of fixed rent and each monthly installment thereof, commencing on November 1, 2000, shall be as follows:

Period	Annual Fixed Rent	Monthly Installments
November 1, 2000 to and including October 31, 2001	$1,451,450.00	$120,954.17
November 1, 2001 to and including October 31, 2002	$1,480,479.00	$123,373.25

November 1, 2002 to and including October 31, 2003	$1,510,088.58	$125,840.72
November 1, 2003 to and including October 31, 2004	$1,540,290.35	$128,353.53
November 1, 2004 to and including October 31, 2005	$1,571,096.16	$130,924.68

Lessor and Lessee stipulate and agree that for the purpose of annual fixed rent, the buildings and other improvements contain 414,700 square feet. Should the term of this Lease commence on a day other than the first day of a calendar month or end on a day other than the last day of a calendar month, then the fixed rent for such partial month shall be prorated on a daily basis based upon a thirty (30) day calendar month and shall be payable upon the date hereof or thereof.

                    4.2          It is intended that the rent provided for in this Lease shall be an absolute net return to Lessor for the term of this Lease, free from any loss, expenses or charges with respect to the leased property, including maintenance, repairs, cost of replacement of buildings or improvements, insurance, taxes and assessments now imposed upon or related to the leased property, or with respect to any easements or rights appurtenant thereto, except Lessor's income taxes and except the mortgage payments under any First Mortgage or subordinate mortgage.

                    4.3          All taxes, charges, costs and expenses which the Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the Lessee's failure to pay such amounts, and all damages, costs and expenses which the Lessor may incur by reason of any default of the Lessee or failure on the Lessee's part to comply with the terms of this lease shall be deemed to be "additional rent" and in the event of nonpayment by the Lessee the Lessor shall have all of the rights and remedies with respect thereto as the Lessor has for the nonpayment of the fixed rent. "Fixed rent" and "additional rent" are hereinafter sometimes referred to as "rent".

                    4.4          If Lessee shall fail to pay any rent or other sums or charges payable by Lessee under this Lease when and as the same become due and payable, and such failure shall continue for a period of ten (10) days thereafter, such unpaid amounts shall bear interest at a rate per annum equal to two (2%) percent in excess of the announced base rate of interest of American National Bank and Trust Company of Chicago in effect on the due date of such payment, from the date when the same is payable under the terms of this Lease until the same shall be paid.

Article 5 - TAXES AND ASSESSMENTS

                    5.1          Lessee will pay when due, before any penalties or interest accrue, all taxes, assessments and other charges of any kind levied or assessed prior to or during the continuance of this Lease against the leased property or any part thereof, including any and all taxes imposed by the United States of America, any state or municipality or any political subdivision thereof.

Should the State of Michigan or any political subdivision thereof or any governmental authority having any jurisdiction there over impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder by Lessee to Lessor, either by way of substitution for the taxes and assessments levied or assessed against such land and such buildings, or in addition thereto, such tax and/or assessments shall be deemed to constitute a tax and/or assessment against such land and improvements for the purpose of this Section.

                    5.2          Lessee will pay when due all of Lessee's franchise and other corporate taxes, and within thirty (30) days after request therefor by Lessor, Lessee shall furnish to Lessor official receipts or other satisfactory proof of payment thereof.

                    5.3          Lessee shall have the right upon the prior written approval of the First Mortgagee, at Lessee's own expense, to contest by legal proceedings, or otherwise, the validity of any such tax, assessment or other charge payable by it which it deems to have been unlawfully or excessively levied, and for such purpose shall have the right to institute such contest or proceedings in its own name, or in the name of Lessor, or in both names, as Lessee shall deem necessary, provided however that Lessee must still either make timely payment of such contested taxes and/or assessments and seek a refund thereof, or Lessee, at its election may postpone or defer payment of the same if Lessee, shall deposit with Lessor the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed but become a charge on the leased property or any part thereof, or in lieu thereof, shall have furnished security reasonably satisfactory to Lessor.

                    5.4          If by law any such taxes or assessments may at the option of the taxpayer be paid in installments, Lessee may, provided no event of default shall then exist, exercise the option to pay the same in installments, and in such event shall pay such installments as may become due during the term before any fine, penalty, further interest or cost may be added thereto, so long as Lessee is not in default under this Lease, but if Lessee does default under this Lease, then Lessor shall have the right to thereupon demand that Lessee shall pay in full any or all outstanding taxes and/or assessments. Notwithstanding the aforesaid, Lessee shall be required to pay such taxes and/or assessments in full at least one (1) year before the expiration of the term or in the event of earlier termination hereof Lessee shall pay such taxes and/or assessments in full prior to such termination.

                    5.5          Any taxes or assessments (except those which have been converted into installment payments by Lessee) relating to a fiscal period of a taxing authority, a part of which is included in a period of time after the expiration of the term, shall (whether or not such tax shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the property or shall become due and payable during the term) be pro-rated between Lessor and Lessee as of the expiration of the term, based upon the taxable year. This clause shall not apply in the event of an early termination of this Lease due to default by Lessee.

                    5.6          The Lessee shall furnish to the Lessor official receipts or other satisfactory proof of payment upon receipt thereof by Lessee.

                    5.7          In the event of any of the following:

                              5.7.1.          The Lessee defaults under any of the terms of this Lease and fails to cure such default within the period after notice is herein provided; or

                              5.7.2          Lessee defaults under any of the terms of this Lease and as a result thereof the Lessor gives written notice of such defaults to the Lessee twice within any period of twelve (12) consecutive months during the term of this Lease (notwithstanding that such defaults shall have been cured within the period after notice as herein provided); or

                              5.7.3          Lessee fails to pay any taxes or assessments levied against the leased property within thirty (30) days after the due date for payment; or

                              5.7.4          In accordance with the provisions of the First Mortgage, in the event that the First Mortgagee requests that the Lessee make the following payments;

then Lessor shall have the right to thereupon demand that Lessee shall pay in addition to each monthly payment of rent to be paid hereunder, a sum equivalent to one-twelfth of the amount estimated by Lessor to be sufficient to enable Lessor to pay at least thirty (30) days before they become due, all such taxes, assessments and other charges. Such additional payments may be commingled with the general funds of Lessor and no interest shall be payable in respect thereof. Upon demand by Lessor, Lessee will deliver and pay over to Lessor such additional sums as are necessary to make up any deficiency in the amount necessary to enable Lessor to fully pay such taxes, assessments and other charges.

Article 6 - RISK ALLOCATION AND INSURANCE

                    6.1          Allocation of Risks. The parties desire, to the extent permitted by law, to allocate certain risks of personal injury, bodily injury and property damage, and risks of loss of real or personal property by reason of fire, explosion or other casualty, and to provide for the responsibility for insuring those risks. It is the intent of the parties that, to the extent any event is insured for or required herein to be insured for, any loss, cost, damage or expense arising from such event, including, without limitation, the expense of defense against claims or suits, be covered by insurance, without regard to the fault of Lessee, its officers, employees or agents ('Lessee Protected Parties'), and without regard to the fault of Lessor, its respective partners, shareholders, members, agents, directors, officers and employees ('Lessor Protected Parties'). As between Lessor Protected Parties and Lessee Protected Parties, such risks are allocated as follows:

                                        (a)          Lessee shall bear the risk of bodily injury, personal injury or death, or damage to the property, of third persons, occasioned by events occurring on or about the leased premises, regardless of the party at fault. Said risks shall be insured as provided in Section 6.2(a); and

                                        (b)          Lessee shall bear the risk of damage to the improvements on the leased premises and to Lessee's contents, trade fixtures, machinery, equipment, furniture and furnishings in the leased premises arising out of loss by the events required to be insured against pursuant to Sections 6.2(b), (d) and (e).

Notwithstanding the foregoing, provided Lessee does not default in its obligation to carry insurance under Section 6.2(a), if and to the extent that any loss occasioned by any event of the type described in Section 6.1(a) exceeds the coverage or the amount of insurance required to be carried under said Section or such greater coverage or amount of insurance as is actually carried, or results from an event not required to be insured against or not actually insured against, the party at fault shall pay the amount not actually covered.

                    6.2          Lessee's Insurance. Lessee shall procure and maintain policies of insurance, at its own cost and expense, insuring:

                                        (a)          The Lessor Protected Parties (as "named insureds"), and the First Mortgagee, and Lessee Protected Parties, from all claims, demands or actions made by or on behalf of any person or persons, firm or corporation and arising from, related to or connected with the leased premises, for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than $2,000,000.00 combined single limit per occurrence/aggregate. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis. If at any time during the term of this Lease, Lessee owns or rents more than one location, the policy shall provide that the aggregate limit in the policy shall apply separately to each location owned or rented by Lessee. Lessor shall have the right, exercisable by giving written notice thereof to Lessee, to require Lessee to increase such limit if, in Lessor's reasonable judgment, the amount thereof is insufficient to protect the Lessor Protected Parties and Lessee Protected Parties from judgments which might result from such claims, demands or actions;

                                        (b)          The Improvements at any time situated upon the leased premises ("Improvements") against loss or damage by fire, lightning, wind, storm, hail storm, aircraft, vehicles, smoke, explosion, sewer back-up, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ('all risk" coverage). Such coverage shall be provided under the blanket policy maintained by Lessee. The insurance coverage shall be for not less than 100% of the full replacement cost of such Improvements and will include building ordinance coverage to include demolition and increased loss of construction, which building ordinance coverage endorsement shall be in an amount as Lessor shall reasonably require, all subject only to such deductibles as Lessor shall reasonably approve in writing. If, in Lessor's reasonable judgment, the amount thereof is insufficient to protect the Improvements, by an agreed amount endorsement covering the Improvements, the full replacement cost of the Improvements shall be designated annually by Lessor, in the good faith exercise of Lessor's judgment. In the event that Lessee does not agree with Lessor's designation, Lessee shall have the right to submit the matter to an insurance appraiser reasonably selected by Lessor and paid for by Lessee. The insurance appraiser shall submit a written report of his appraisal and if said report discloses that the

Improvements are not insured as therein required, Lessee shall promptly obtain the insurance required. Lessor shall be named as an additional insured and Lessee shall direct its insurer to pay all proceeds for loss or damage to the Improvements only to Lessor. Said insurance shall contain a policy provision waiving the insurer's right of subrogation against any Lessor Protected Party or any Lessee Protected party, provided that such waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that either party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such waiver in full force and effect);

                                        (c)          Lessor's business income, protecting Lessor from loss of rents and other charges during the period while the leased premises are unleaseable due to fire or other casualty (for a twelve (12) month period);

                                        (d)          Intentionally Omitted;

                                        (e)          All contents and Lessee's trade fixtures, machinery, equipment, furniture and furnishings in the leased premises to the extent of at least ninety percent (90%) of their replacement cost under Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage). Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Lessor Protected Party, provided that such waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that Lessor shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such waiver in full force and effect);

                                        (f)          Lessee Protected Parties from all worker's compensation claims;

                                        (g)          Intentionally Omitted; and

                                        (h)          Insurance against loss or damage to the Improvements from external explosion of boilers, air conditioning equipment and miscellaneous electrical apparatus, if any, in the leased premises. Lessor shall be named as an additional insured and Lessee shall direct its insurer to pay all proceeds for loss or damage to the Improvements only to Lessor. Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Lessor Protected Party or any Lessee Protected Party, provided that such waiver or right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that either party shall have the right, within thirty (30) days following written notice, to pay such increased costs, thereby keeping such waiver in full force and effect.

                    6.3          Form of Insurance. All of the aforesaid insurance shall be in responsible companies. The insurer and the form, substance and amount (where not stated above) shall be satisfactory from time to time to Lessor and the First Mortgagee, and shall unconditionally provide that it is not subject to cancellation or non-renewal except after at least thirty (30) days prior written notice to Lessor and the First Mortgagee (except that such period shall be reduced to ten (10) days in the event of cancellation for nonpayment of premiums). The insurance specified in Section 6.2(b) shall contain a mortgage clause satisfactory to the First Mortgagee and the insurance specified in Sections 6.2(c), (d) and (h) shall also insure the First Mortgagee as required by the First Mortgagee. Originals of Lessee's insurance policies (or certificates thereof satisfactory to Lessor), together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Lessor not less than thirty (30) days prior to the end of the term of such coverage.

                    6.4          Fire Protection. Lessee shall conform with all applicable fire codes of any governmental authority, and with the rules and regulations of Lessor's fire underwriters and their fire protection engineers, including, without limitation, the installation of adequate fire extinguishers. In the event that the leased premises are served by a sprinkler system, Lessee will, at all times during the entire Lease term, cause the same to be served by a sprinkler monitoring system connected to the local Fire department or to a qualified monitoring service approved by Lessor; provided, however, that Lessee may self monitor such systems if it certifies to Lessor that its systems meet NFPA 72 Standard for Proprietary Protective Signaling System.

Article 7 - COMPLIANCE WITH LAWS

                    7.1          Lessee will, in its use and occupancy of the leased premises, at its sole cost and expense, comply with, and shall cause all subtenants and other occupants of the leased property to comply with, all Federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting the leased premises or any part thereof or the use thereof. This shall include without limitation obtaining and paying for any and all permits in connection with the use and occupation of the property and shall also pertain to any required structural changes, subject however to Article 10, "Alterations and Additions".

                    7.2          After first having obtained the Lessors' prior written approval, which shall not be unreasonably withheld, and also first having obtained the First Mortgagee's prior written approval, and also having first provided the Lessor with whatever security Lessor may deem necessary under the circumstances, Lessee may thereafter have the right, at its own expense, to contest or review by legal proceedings, or otherwise, any such statutes, laws, rules, orders, regulations, or ordinances, in its own name, or in the name of Lessor or in both names as Lessee shall deem necessary. During the period of any such contest or review, Lessee shall not be deemed in default under this lease for noncompliance with any such statutes, laws, rules, orders, regulations or ordinances.

Article 8 - MECHANIC'S LIENS

                    8.1          Lessee will not create or permit to be created, or to remain, and will promptly discharge, at its sole cost and expense, any lien, encumbrance or charge upon the leased property or any part thereof, or upon Lessee's leasehold interest therein, except such as are created by the Lessor or the First Mortgagee. Provided however that, after first having obtained First Mortgagee's prior written approval, Lessee shall have the right, at its own expense, to contest by legal proceedings or otherwise, any such lien, encumbrance or charge upon the leased premises, or the underlying claim giving rise to any such lien, encumbrance or charge, in its own name, or in the name of Lessor or in both names, as Lessee shall deem necessary. During the period of any such contest or proceedings, Lessee shall not be deemed in default under this Lease solely because of the existence of any such lien, encumbrance or charge upon the leased premises. Nothing in this lease contained shall be construed as constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or construction, alteration, addition, repair or demolition of or to the leased premises or any part thereof. Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding the leased premises or any part thereof through or under Lessee, and that no mechanic's or other liens for any such labor or materials shall attach to or affect the interest of Lessor or the First Mortgagee in and to the leased premises. Lessor shall have the right to require Lessee to remove any mechanic's lien, on twenty (20) days notice, by providing a bond at Lessee's expense.

Article 9 - REPAIRS AND MAINTENANCE

                    9.1          Lessee shall keep the leased property, including pipes, heating systems, plumbing systems, sprinkler systems, window glass, fixtures and all other appliances and appurtenances, all equipment and other property located thereon, and all alleyways, passageways, sidewalks, curbs and vaults adjoining the leased property in good and clean order and condition, ordinary wear and tear excepted, shall not make or suffer any waste or damage thereto, and shall make all necessary repairs, replacements and renewals thereof, interior and exterior, structural and non-structural, ordinary and extraordinary and foreseen and unforseen. The Lessee shall also maintain all portions of the leased property and adjoining areas, in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions. The necessity for and adequacy of the maintenance, repairs and replacements to the property made or required to be made pursuant to this Section shall be measured by the standards which are appropriate for first-class buildings of similar construction containing similar facilities and which are necessary to maintain the property at all times as a first-class project in a good state of repair.

Article 10 - ALTERATIONS AND ADDITIONS

                    10.1          Lessee, may, at any time, at its sole cost and expense, make all alterations and additions to existing structures and may make other improvements to the leased property, provided that Lessee is not in default under any of the terms or provisions of this Lease, subject to the further provisions of this Article and to all other applicable provisions of this Lease.

                    10.2          No alteration or addition shall be made without Lessor's prior written consent (which consent shall not be unreasonably withheld) if:

                              10.2.1          The proposed alteration or addition would change the type or character of the Improvements; or

                              10.2.2          The proposed alteration or addition would reduce the size of the Improvements or diminish the area thereof; or

                              10.2.3          If, in any single instance, the estimated cost of any proposed alteration or addition is $50,000.00 or more.

                    10.3          In the event the Lessee should at any time intend to make an addition to the Improvements and if the Lessee intends to obtain a loan to finance the same, then the Lessee shall deliver to the Lessor a written notice to that effect including: (i) plans and specifications; (ii) an itemization of all costs involving such construction; (iii) a copy of the construction contract, if any; and (iv) a copy of any bona fide loan commitment which Lessee has received, and/or a copy of any offer of proposed financing which Lessee has received, if any. The Lessor shall have the right and option for a period of sixty (60) days after receipt of such notice and data to elect to finance such construction upon the same terms as were stated in such prior loan commitment, if any, or in such offer of proposed financing (iv above) by written notice by Lessor to Lessee, or upon any other mutually agreeable terms. If Lessor does not elect to exercise such option and if such proposed loan is effected within ninety (90) days after the termination of such option in the manner and upon the terms set forth in said prior loan commitment, or said prior offer or proposed financing, as the case may be, then the said loan may be consummated, provided however the terms of this Section shall have equal application to any new such lender. If the Lessor does not elect to exercise such option and if the proposed loan is not effected within ninety (90) days after the termination of such option, then such construction may not be financed by a party other than Lessor without again giving the notice to Lessor and the Lessor again shall have the option to loan as herein provided.

                    10.4          Except for alterations and additions not requiring Lessor's prior consent, each alteration or addition shall be made under the supervision of an architect or engineer selected by Lessee and approved by Lessor, which approval shall not be unreasonably withheld; and shall be made in accordance with detailed plans and specifications prepared by such architect or engineer. Copies of all such plans and specifications shall be delivered by Lessee to Lessor, and shall be subject to Lessor's prior approval.

                    10.5          No alteration or addition shall be made except in compliance by Lessee with each of the following provisions:

                              10.5.1          All alterations and additions shall be made with reasonable diligence and dispatch (subject to unavoidable delays) in a first-class manner and with first-class workmanship and materials comparable to or better than those existing.

                              10.5.2          Before any changes or alterations are begun, Lessee shall procure, at its expense, all necessary licenses, permits, approvals and authorizations from all governmental authorities and shall upon demand deliver photocopies thereof to Lessor. Upon Lessee's request, Lessor shall join in the application for such license, permits, approvals and authorizations whenever such action is necessary and Lessee covenants that Lessor will not suffer, sustain or incur any cost, expense or liability by reason thereof.

                              10.5.3          Promptly after the completion of any change or alteration, Lessee shall procure at Lessee's expense all such approvals by governmental authorities, if any, of the completed change or alteration as may be required by any applicable law or ordinance or any applicable rule or regulation of governmental authorities and all such insurance organizations' approvals, if any, as may be required or customary in connection therewith, and on written demand shall promptly deliver photocopies thereof to Lessor.

                              10.5.4          No alteration or addition shall create any encroachment upon any street or upon any adjacent premises.

                              10.5.5          Unless performed entirely within the enclosure walls of any building then existing on the premises, Lessee shall on written demand promptly deliver to Lessor a copy of a final survey of the premises showing the completed alteration or addition.

                              10.5.6          No alteration or addition shall be made which would render title to the leased premises or any part thereof unmarketable or objectionable to Lessor.

                              10.5.7          No alteration or addition shall be made which would tie-in or connect any building or structure on the premises with any other building or structure located outside of the boundary lines of the premises without the written consent of Lessor, which consent shall not be unreasonably withheld.

                              10.5.8          At all times when any alteration or addition is in progress there shall be maintained, at the Lessee's expense, workmen's compensation insurance in accordance with the law covering all persons employed in connection with the alteration or addition and general liability insurance for the mutual benefit of and insuring the Lessee, Lessor and First Mortgagee, expressly covering the additional hazards due to the addition or alteration, and the Lessee shall provide the Lessor with a copy of such insurance policies upon demand.

                    10.6          The Lessor shall in no event be required to maintain or make any alteration, rebuilding, replacement, change, addition, improvement or repair upon the leased property during the term.

                    10.7          All buildings, alterations, rebuildings, replacements, changes, additions, improvements, equipment and appurtenances on or in the leased property which were placed thereon after December 31, 1975 or which may hereafter be placed thereon shall immediately become the sole and absolute property of the Lessor and shall be deemed to be part of the leased property except that all moveable equipment and trade fixtures installed by the Lessee or others holding under or through the Lessee, shall be and remain the property of the Lessee or such other parties. The Lessor may designate by written notice to Lessee those alterations and additions which shall be removed by Lessee at the expiration or termination of the Lease and Lessee shall promptly remove the same and repair any damage to the leased premises caused by such removal, except as to such alterations and/or additions to which the Lessor (or the Original Lessor) has previously given the Lessee its written consent that the same need not be removed by Lessee at the expiration or termination of this Lease.

Article 11 - INDEMNITY

                    11.1          Indemnity. Lessee will protect, indemnify and save harmless Lessor (for the purpose of this Article 11 only, the term "Lessor" shall also include the First Mortgagee and the agents of the First Mortgagee and any purchaser of the leased property) Protected Parties (as defined in Section 6.1) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against the Lessor Protected Parties or any of them of which Lessee is given written notice by reason of (i) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; or (ii) performance of any labor or services or the furnishing of any materials or other property in respect of the leased premises or any part thereof. In case any action, suit or proceeding is brought against the Lessor Protected Parties, of which Lessee is given written notice by reason of any occurrence described in this Section 11.1, Lessee will, at Lessee's expense, by counsel approved by Lessor, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Lessee under this Section 11.1 shall survive the expiration or earlier termination of this Lease. Lessee warrants, covenants and represents to Lessor that Lessee will perform, in a timely and proper manner, all of Lessee's obligations under the agreement between Buckeye Pipeline Company and Lessee recorded in Liber 16467, page 203 and under the agreement between Chesapeake and Ohio Railway Company and Lessee dated September 5, 1967, involving side tracks.

Article 12 - UTILITIES

                    12.1          Charges for utilities, including without limitation gas, electricity, light, heat, power, water, sewage and telephone or other communication services, shall be paid by Lessee as they are incurred. The Lessee shall furnish to the Lessor receipts or other satisfactory proof of payment of such premiums within a reasonable time after demand by the Lessor.

                    12.2          Lessee shall have the right to use the utility facilities which are presently existing on the leased premises, however, Lessor shall not be required to furnish any service to the leased premises, including, but not limited to, heat, water and power. The Lessor shall not be liable for any failure of water supply or electric current or any service by any utility, for injury to persons (including death) or damage to property resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the leased property or from any pipes, appliances or plumbing works from the street or subsurface or from any other place, or for interference with light or other easements, however caused, except if due to the affirmative negligence of the Lessor.

                    12.3          If the existing facilities are required to be modified or replaced for any reason by any utility company or authorized agency, governmental or otherwise, then Lessee shall comply with the same at its own cost and shall save Lessor harmless therefrom, all subject to Article 10, "Alterations and additions".

Article 13 - RESTORATION

                    13.1          In case of any damage to or destruction of the leased property or any part thereof, Lessee shall give immediate notice thereof to Lessor and First Mortgagee, and Lessee shall, at Lessee's expense, repair, restore, or rebuild the leased premises or the part thereof so damaged, as nearly as possible to the value, condition and character the same was in immediately prior to such damage or destruction, with such changes or alterations as may be made at Lessee's election pursuant to and subject to the conditions of Article 10, Alterations and Additions, (such repair, restoration, rebuilding, changes and alterations, together with any temporary repairs and property protecting pending completion of the work being herein called "restoration") all in accordance with plans and specifications therefor first approved by Lessor, unless Lessor shall have waived its right of approval in writing.

                    13.2          If, by reason of any damage or destruction mentioned in Sec. 13.1, any sums are to be paid under any insurance policy mentioned in Article 6 hereof, after receiving First Mortgagee's prior written approval, such sum shall be paid as follows:

                              13.2.1          Such sums, other than rent insurance proceeds paid pursuant to Section 6.2(c), shall be paid as provided in Sec. 13.3 except that if the aggregate insurance proceeds received by reason of any single instance of damage or destruction shall be less than $50,000 Dollars, such insurance proceeds (all of Lessor's right, title and interest to which proceeds are hereby assigned to Lessee) shall be paid over to Lessee, and Lessee shall hold the same as a trust fund to be used first for the payment of the entire cost of restoration before using the same for any other purpose; provided however, that if any event of default by Lessee shall exist hereunder at the time such proceeds are so to be paid over to Lessee, such proceeds shall be held and applied as provided for in Sec. 13.3.

                              13.2.2          Rent insurance proceeds paid pursuant to Section 6.2(c), if payable, shall be applied to the payment of, when and as due and payable, the installments of rent and other payments due under this Lease until restoration has been completed. The balance, if any, of such proceeds shall be paid to Lessee or as Lessee may direct. Furthermore, if Lessee shall have escrowed funds with Lessor to be used for the payment of future taxes (under Sec. 5.6 hereof) and/or to be used for the payment of future insurance premiums (under Sec. 6.5 hereof) such insurance proceeds pertaining to taxes and/or insurance shall belong to the Lessee to the extent of such prepaid escrowed funds.

                    13.3          If the aggregate insurance proceeds (other than rent insurance proceeds paid pursuant to Section 6.2(c)) received by reason of any single instance of damage or destruction shall be $50,000 Dollars or more, such insurance proceeds shall be paid over to the Lessor or the First Mortgagee as a Depositary, which shall hold the same as a trust fund to be used for the payment of the cost of restoration as hereinafter provided. Upon receipt by the Depositary of:

                              13.3.1          A certificate of Lessee dated not more than thirty (30) days prior to the date of such receipt (i) requesting the payment of a specified amount of such money; (ii)

describing in reasonable detail the work and materials applied to the restoration since the date of the last certificate of Lessee; (iii) stating that such specified amount does not exceed the cost of such work and material; (iv) stating that such work and materials have not previously been made the basis of any request for any withdrawal of money;

                              13.3.2          A certificate of an independent engineer or independent architect designated by Lessee, who shall be approved by Lessor (which approval shall not be unreasonably withheld) stating (i) that the work and materials described in the accompanying certificate of Lessee were satisfactorily performed and furnished and were necessary, appropriate and desirable to the restoration in accordance with the plans and specifications therefor approved by Lessor, unless Lessor shall have waived its right of approval in writing; (ii) that the amount specified in such certificate of Lessee is not in excess of the cost of such work and materials; (iii) the additional amount, if any, required to complete the restoration;

                              13.3.3          Evidence satisfactory to the First Mortgagee, and Lessor, that the cost of such work and materials have been paid in full or will be paid in full out of such advance; and

                              13.3.4          Either (i) a written opinion of counsel satisfactory to Lessor, or (ii) the certification of a title company satisfactory to Lessor, in either case that as of a date not more than two (2) days prior to the date of payment described below there exists no filed or recorded lien, encumbrance or change prior to or on a parity with the estate, rights and interest of Lessor (except for the First Mortgage and permitted exceptions); that the leased premises are not subject to any filed or recorded mechanic's, laborer's, materialmen's or other similar lien, encumbrance or charge, and that the fixtures and equipment are not subject to any title retention agreement, security agreement, lien or other encumbrance except those permitted herein; and

                              13.3.5          First Mortgagee's prior written consent to make the following payments in the manner and sums as provided for herein;

Then the Depositary shall pay to the Lessee the amount of such insurance monies specified in such certificate of Lessee, provided that the balance of funds then held by the Depositary will be sufficient for the completion of the restoration as determined by the certificate required by Subsection 13.3.2. Any balance of insurance proceeds after the completion of restoration, as evidenced by a certificate of such independent engineer or independent architect shall be paid to Lessee.

                    13.4          Except in the event of a default by Lessee hereunder, upon the completion of the term of this Lease as specified by Sec. 2.1, or sooner termination of this Lease by condemnation, and so long as Lessee is not in default hereunder, after receiving First Mortgagee's prior written approval, any insurance proceeds not theretofore applied to the cost of restoration, but required therefor, shall be paid to Lessor, and any excess insurance proceeds shall be paid to Lessee; provided however, that if such termination occurs pursuant to Article 14, "Condemnation", such insurance proceeds shall be deemed to be part of the condemnation award and shall be disposed of as provided in said Article.

                    13.5          Notwithstanding the foregoing provisions of this Article 13, if, within eighteen (18) months prior to the expiration of the term, the Improvements shall be damaged or destroyed to any extent greater than fifty (50%) percent of then full replacement cost thereof (as determined pursuant to Section 6.2(b) hereof), either party shall have the option within sixty (60) days from the date of said damage or destruction to terminate this Lease by giving notice to the other party, which termination shall be effective not less than thirty (30) days after the giving of such notice and thereupon this Lease shall expire and terminate on the date specified in such notice, and Lessee shall thereupon make payment of all net rent and other sums and charges payable by Lessee hereunder as justly apportioned to the date of such termination, except for any then unpaid installments of the assessments which Lessee has elected to pay in installments pursuant to Subsection 5.3 hereof, all of which installments shall forthwith be paid in full by Lessee to Lessor or the taxing authority. In the event of such termination Lessee shall not be required to repair the damage and all insurance monies payable as a result of such damage or destruction shall belong and be paid to Lessor. Notwithstanding the foregoing, Lessee shall not be entitled to exercise its aforesaid "option to terminate" (and any purported exercise thereof shall be void) if at the time:

                              13.5.1          Lessee shall then be in default hereunder; or

                              13.5.2          Any First Mortgage is in effect. In the event all conditions precedent to Lessee's right to exercise its option are satisfied, except the condition in this Subsection 13.5.2, Lessee may exercise its option, provided the hazard insurance proceeds are sufficient to pay off the First Mortgage in full.

                    13.6          Except as otherwise expressly provided in Section 13.5 hereof, no destruction of or damage to the leased premises or any part thereof, whether such damage or destruction be partial or total or otherwise, shall entitle or permit Lessee to surrender or terminate this Lease or shall relieve Lessee from its liability to pay in full the rent and other sums and charges payable by Lessee hereunder or from any of its other obligations under this Lease and Lessee waives any rights now or hereafter conferred upon it by statute or otherwise to surrender this Lease or quit or surrender the leased premises or any part thereof or to receive any suspension, diminution, abatement or reduction of the rent or other sums and charges payable by Lessee hereunder on account of any such destruction or damage except that to the extent to which the Lessor shall have received and retained a sum as proceeds of any rent insurance pursuant to Subsection 13.2.2 hereof, Lessee shall be entitled to a credit therefor against its obligations under this Lease to pay the rent and such other sums and charges.

Article 14 - CONDEMNATION

                    14.1          Taking of Whole. If the whole of the leased premises shall be taken or condemned for a public or quasi public use or purpose by a competent authority, or if such a portion of the leased premises shall be so taken that as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Lessee as immediately prior to such taking (including a taking of any portion of the parking area such that the remaining land will not reasonably permit a relocation and reconstruction of the parking area which will permit the building located on the leased premises to be used as a warehouse), and Lessee elects to terminate this Lease, which election shall be made by giving written notice thereof to Lessor within thirty (30) days after Lessee receives notice of such taking from Lessor or the condemning authority, then in such event, this Lease shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages hereinafter sometimes called the "Award") shall be paid to and be the sole property of Lessor whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the leased premises or otherwise and Lessee hereby assigns to Lessor all of Lessee's right, title and interest in and to any and all of the Award. Notwithstanding the foregoing, Lessee shall be entitled to participate in such proceedings at Lessee's expense, and shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damage to Lessee's business by reason of the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, furniture, trade fixtures, equipment, and personal property, but in no event shall Lessee be entitled to any claim or payment based upon the value of any expired term of this Lease. Lessee shall continue to pay rent until the Lease is terminated and any impositions under Article 5 (Taxes and Assessments) and insurance premiums prepaid by Lessee or any unpaid impositions or other charges which accrue prior to the termination, shall be adjusted between the parties.

                    14.2          Partial Taking. If only a part of the leased premises shall be so taken or condemned, but the Lease is not terminated pursuant to Section 14.1 hereof, Lessee, at its sole cost and expense (subject to Lessee's right to use the Award for such purpose as described below), shall repair and restore the leased premises and all Improvements thereon. Should the building which forms a part of the leased premises be reduced, then the annual fixed rent to be paid by Lessee to Lessor in accordance with Article 4 of this Lease shall be reduced by an amount equal to 10.875% percent of the "Net Award" actually received by Lessor (after payment of reasonable expenses of collection, including attorneys' fees, and deducting therefrom any other amounts paid by Lessor to Lessee in accordance with this Article and further deducting any amount the First Mortgagee requires to be paid against the mortgage indebtedness), provided, however, that the annual fixed rent shall not be reduced as herein provided unless the "Net Award" as herein defined exceeds the sum of $25,000.00. Lessee shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements, complying with the procedure set forth in Article 13 for such purpose, and provided Lessee is not then in default hereunder, the amount of the Award relating to the improvements shall be deposited with the Depositary (as defined in Article 13 hereof) which shall disburse the Award to apply on the cost of said repairing or restoration in accordance with the procedure set forth in Section 13.3. If Lessee does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed one hundred eighty (180) days, then, in addition to whatever other remedies Lessor may have either under this Lease, at law or in equity, the money received by and then remaining in the custody of the Depositary shall, at Lessor's election be paid to and retained by Lessor, as liquidated damages resulting from failure of Lessee to comply with the provisions of this Section. Any portion of the Award as may not have to be expended for such repairing or restoration shall be paid to Lessor."

Article 15 ASSIGNMENT AND SUBLETTING

                    15.1          Consent Required

                                        (a)          Lessee shall not, without Lessor's prior written consent, (i) assign or convey this Lease or any interest under it; (ii) sublet the leased premises or any part thereof; (iii) amend a sublease previously consented to by Lessor; or (iv) permit the use or occupancy of the leased premises or any part thereof by anyone other than Lessee. If Lessee proposes to assign the Lease or enter into any sublease of the leased premises, Lessee shall deliver written notice thereof to Lessor, together with a copy of the proposed assignment or sublease agreement at least thirty (30) days prior to the effective date of the proposed assignment, or the commencement date of the term of the proposed sublease. Any proposed assignment or sublease shall be expressly subject to all of the terms, conditions and covenants of this Lease. Any proposed assignment shall contain an express written assumption by assignee of all of Lessee's obligations under this Lease. Any proposed sublease shall (i) provide that the sublessee shall procure and maintain policies of insurance as required of Lessee under the terms of Section 6.2 hereof, (ii) provide for a copy to Lessor of notice of default by either party, and (iii) otherwise be reasonably acceptable in form to Lessor.

                                        (b)          Lessor's consent to any assignment or subletting shall not unreasonably be withheld. In making its determination as to whether to consent to any proposed assignment or sublease, Lessor may consider, among other things, the creditworthiness and business reputation of the proposed assignee or sublessee, the intended manner of use of the leased premises by the proposed assignee or sublessee, the estimated vehicular traffic on or about the leased premises which would be generated by the proposed assignee or sublessee or by its manner of use of the leased premises, and any other factors which Lessor may reasonably deem relevant. Lessee's remedy, in the event that Lessor shall unreasonably withhold its consent to an assignment or subletting, shall be limited to injunctive relief or declaratory judgment and in no event shall Lessor be liable for damages resulting therefrom. Lessor agrees to promptly stipulate to the facts in any such proceedings for injunctive relief or declaratory judgment. No consent by Lessor to any assignment or subletting shall be deemed to be a consent to any further assignment or subletting or to any sub-subletting.

                                        (c)          In the event that Lessee proposes to assign the Lease or to enter into a sublease of all or substantially all of the leased premises, Lessor shall have the right, so long as the First Mortgagee shall consent in writing thereof, in lieu of consenting thereto, to terminate this Lease, effective as of the effective date of the proposed assignment or the commencement date of the proposed sublease, as the case may be. Lessor may exercise said right by giving Lessee written notice thereof within twenty (20) days after receipt by Lessor of Lessee's notice, given in compliance with Article 20 hereof, of the proposed assignment or sublease. In the event that Lessor exercises such right, Lessee shall surrender the leased premises on the effective date of the termination and this Lease shall thereupon terminate. Lessor may, in the event of such termination, enter into a lease with any proposed assignee or sublessee for the leased premises.

                                        (d)          In the event that Lessee subleases only a portion of the leased premises, Lessee shall pay to Lessor monthly, as additional rent hereunder, fifty percent (50%) of the amount calculated by subtracting from the rent and other charges and consideration payable from time to time by the sublessee to Lessee for said space, the amount of rent payable by Lessee to Lessor under this Lease, allocated (based on the relative rentable square foot area of the total leased premises and of that portion of the leased premises so subleased by Lessee) to the subleased portion of the leased premises.

                                        (e)          No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Lessee hereunder shall have been cured. No permitted assignment or subletting shall relieve Lessee from Lessee's obligations and agreements hereunder and Lessee shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

                    15.2          Permitted Assignments. Notwithstanding anything to the contrary contained in this Lease, Lessee may, without Lessor's consent, grant a mortgage or security interest in this Lease, provided that such mortgage or security interest shall apply only to Lessee's leasehold interest in the leased premises. Notwithstanding anything to the contrary contained in this Lease, Lessee may, without Lessor's consent, assign this Lease to any corporation resulting from a merger or consolidation of the Lessee or to any corporation or other entity that acquires all or substantially all of the assets of Lessee upon the following conditions: (a) that the tangible net worth of such assignee after such consolidation or merger shall be equal to or more than that of Lessee immediately prior to such consolidation or merger; (b) that Lessee is not at such time in default hereunder; and (c) that such assignee or successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Lessee hereunder and deliver the same to Lessor prior to the effective date of such assignment. Lessor's right to terminate this Lease as provided in Section 15.1(c) above shall not apply to any permitted assignment under this Section 15.2.

                    15.3          Other Transfer of Lease. Lessee shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or mortgage, pledge, encumber or permit a lien on this Lease or any interest herein.

                    15.4          Lessor's Rights. The Lessor may assign, mortgage, sell or otherwise transfer its right, title and interest in the leased property without Lessee's consent.

                    15.5          Assignment of Rents. Should Lessee sublet all or any portion of the leased premises, the interest of the Lessee in any such subleases and all rents from any such sublessees and all other rents and profits of and from the leased premises are hereby collaterally assigned to Lessor effective upon default by Lessee hereunder and shall be payable under such assignment to Lessor. Each sublease hereinafter executed by Lessee will include provisions and forms satisfactory to Lessor, (a) in which the sublessee acknowledges the superior rights of Lessor under the terms of this Lease and (b) the sublessee, upon request of Lessor, shall agree that in the event of the termination of the leasehold estate created by this Lease, its sublease shall continue in full force and effect and the sublessee shall upon request from Lessor attorn to and acknowledge Lessor, its successors and assigns, as Lessor under the sublease."

Article 16 - CURING OF LESSEE'S DEFAULT

                    16.1          If Lessee shall at any time fail to make any payment or perform any act on its part to be made or performed hereunder, then Lessor, after ten (10) days' notice to Lessee, except when other notice is expressly provided for in this Lease (or upon such shorter or immediate notice as may be reasonable in case of an emergency situation which physically threatens the leased property), and without waiving or releasing Lessee from the obligations of Lessee contained in this Lease, may (but shall be under no obligation to) make such payment or perform such act, and may enter upon the leased premises for any such purpose, and take all such action thereon as may be necessary therefor.

                    16.2          All sums paid by Lessor and all costs and expenses incurred by Lessor in connection with the performance of any such act, together with interest thereon at a rate per annum equal to two (2%) percent in excess of the announced base rate of interest of American National Bank and Trust Company of Chicago in effect on the respective dates of Lessor's making of such payment or incurring of such cost and expense until the same shall be paid, together with any consequential damages Lessor may suffer by reason of the failure of Lessee to make such payment or perform such act, and counsel fees incurred by Lessor in connection therewith or in enforcing its rights hereunder, shall be paid by Lessee to Lessor on demand as addition rent hereunder.

                    16.3          Lessee agrees to hold Lessor harmless from any inconvenience or interference with Lessee's operation of its business as a result of Lessor having to cure a default of Lessee hereunder.

Article 17 - REMEDIES

                    17.1          Defaults. Lessee agrees that any one or more of the following events shall be considered Events of Default as said term is used herein:

                              (a)          Lessee shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Lessee asking reorganization of Lessee under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

                              (b)          Lessee shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Lessee shall institute any proceeding or shall give its consent to the institution of any proceedings for any relief of Lessee under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

                              (c)          Lessee shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Lessee or any of the property of Lessee; or

                              (d)          The leased premises are levied upon by any revenue officer or similar officer; or

                              (e)          A decree or order appointing a receiver of the property of Lessee shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

                              (f)          Lessee shall abandon the leased premises during the term hereof; or

                              (g)          Lessee shall default in any payment of Rent or in any other payment required to be made by Lessee hereunder when due as herein provided (all of which other payments shall be deemed 'additional rent' payable hereunder), or shall default under Section 6.2 hereof, and any such default shall continue for five (5) days after notice thereof in writing to Lessee; or

                              (h)          Lessee shall fail to contest the validity of any lien or claimed lien and give security to Lessor to assure payment thereof, or, having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Lessee; or

                              (i)          Lessee shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Lessee, and such default shall continue for thirty (30) days after notice thereof in writing to Lessee or shall exist at the expiration of the Lease term; or

                              (j)          Lessee shall default in keeping, observing or performing any covenant or agreement herein contained to be kept, observed and performed by Lessee, which default may result in an imminent risk of damage to property (including without limitation the leased premises or the Improvements thereon) or injury to or death of persons, and such default shall not be cured immediately upon notice thereof to Lessee (which notice may be oral); or

                              (k)          Intentionally Omitted; or

                              (l)          Lessee shall repeatedly be late in the payment of rent or other charges required to be paid hereunder or shall repeatedly default in the keeping, observing, or performing of any other covenants or agreements herein contained to be kept, observed or performed by Lessee (provided notice of such payment or other defaults shall have been given to Lessee, but whether or not Lessee shall have timely cured any such payment or other defaults of which notice was given). For purposes of this subsection, the term "repeatedly" shall mean that a late payment or default occurs at least three (3) times during a twelve (12) month period.

                    17.2          Remedies. Upon the occurrence of any one or more Events of Default, Lessor may at its election terminate this Lease or terminate Lessee's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of Lessee's right to possession without termination of the Lease, Lessee shall surrender possession and vacate the leased property immediately, and deliver possession thereof to Lessor, and hereby grants to Lessor the full and free right, without demand or notice of any kind to Lessee (except as hereinabove expressly provided for), to enter into and upon the leased property in such event with process of law and to repossess the leased property as Lessor's former estate and to expel or remove Lessee and any others who may be occupying or within the leased property without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom and without relinquishing Lessor's rights to rent or any other right given to Lessor hereunder or by operation of law. Upon termination of the Lease, Lessor shall be entitled to recover as damages all rent and other sums due and payable by Lessee on the date of termination, plus (a) an amount equal to the value, on an annual basis, of the excess (discounted to present value at eight percent (8%) annually) of (i) the rent and other sums provided herein to be paid by Lessee for the residue of the stated term hereof over (ii) the fair rental value of the leased property for the residue of the stated term taking into account the time and expenses necessary to obtain a replacement lessee or lessees, including expenses hereinafter described relating to recovery of the leased property, preparation for reletting and for reletting itself), and (b) the cost of performing any other covenants to be performed by Lessee. If Lessor elects to terminate Lessee's right to possession only without terminating the Lease, Lessor may, at Lessor's option, enter on to the leased property, remove Lessee's signs and other evidences of tenancy, and take and hold possession thereof as hereinafter provided, without such entry and possession terminating the Lease or releasing Lessee, in whole or in part, from Lessee's obligations to pay the rent and other sums provided herein to be paid by Lessee for the full term or from any other of its obligations under this Lease. Lessor may relet all or any part of the leased property for such rent and upon such terms as shall be satisfactory to Lessor (including the right to relet the leased property as a part of a larger area the right to change the character or use made of the leased property). For the purpose of such reletting, Lessor may decorate or make any repairs, changes, alterations or additions in or to the leased property that may be necessary or convenient. If Lessor does not relet the leased property, Lessee shall pay to Lessor on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Lessee for the remainder of the Lease term. If the leased property is relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys' fees and brokers' commissions), to satisfy the rent and other sums herein provided to be paid for the remainder of the Lease term, Lessee shall pay to Lessor on demand any deficiency and Lessee agrees that Lessor may file suit to recover any rent or other sums falling due under the terms of this Section from time to time. Lessor shall use reasonable efforts to mitigate defaults; Lessor shall not be deemed to have failed to use such reasonable efforts by reason of the fact that Lessor has sought to relet the leased property at a rental rate higher than that payable by Lessee under this Lease (but not in excess of the then current market rental rate).

                    17.3          Lessee's Opportunity to Cure. If Lessee defaults under Section 19.1(i), and such default cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Lessee, and if Lessee, prior to the expiration of thirty (30) days from and after the giving of such notice, commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, then an Event of Default shall not be deemed to have occurred; provided, however, that Lessee's right to cure hereunder shall not extend beyond the expiration of the Lease term, and provided further that the curing of any default in such manner shall not be construed to limit or restrict Lessor's remedies for any other default which becomes an Event of Default.

                    17.4          Intentionally Omitted.

                    17.5          Remedies Cumulative. No remedy herein or otherwise conferred upon or reserved to Lessor shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Lessor may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

                    17.6          No Waiver. No delay or omission of Lessor to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Lessor of any payment of Rent after the termination by Lessor of this Lease or of Lessee's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Lessor, be deemed to restore this Lease or Lessee's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Lessee to Lessor.

Article 18 - SUBORDINATION OR SUPERIORITY

                    18.1          Subordination or Superiority. If any First Mortgagee shall agree that, if it becomes the owner of the leased premises by foreclosure or deed in lieu of foreclosure, it will recognize the rights and interest of Lessee under the Lease and not disturb Lessee's use and occupancy of the leased premises if and so long as no Event of Default of Lessee has occurred (which agreement may, at such mortgagee's option, require attornment by Lessee), then all or a portion of the rights and interests of Lessee under this Lease shall be subject and subordinate to the First Mortgage and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Any First Mortgagee may elect that, instead of making this Lease subject and subordinate to its first mortgage or first trust deed, the rights and interest of Lessee under this Lease shall have priority over the lien of the First Mortgage. Lessee agrees that it will, within ten (10) days after demand in writing, execute and deliver whatever instruments may be reasonably required, either to make this Lease subject and subordinate to the First Mortgage, or to give the Lease priority over the lien of the First Mortgage, whichever alternative may be elected by the First Mortgagee. Should Lessor request that Lessee execute any document in accordance with this Section 18.1 more than one time during a twelve (12) month period, Lessor shall pay the reasonable costs and expenses of Lessee resulting therefrom.

Article 19 - QUIET ENJOYMENT & RIGHT OF ENTRY

                    19.1          Lessee, upon performing the covenants herein on Lessee's part to be performed, shall and may peaceably and quietly have, hold and enjoy the leased premises during the term hereof free of any claim or other action by Lessor or First Mortgagee or anyone claiming by, through, or under Lessor or First Mortgagee. Lessor warrants that Lessor has the full right to lease the leased premises for the term and in the manner herein provided.

                    19.2          Upon twenty-four (24) hour prior written notice to Lessee (or upon such shorter or immediate notice as may be reasonable in case of an emergency situation which physically threatens the leased property), Lessor or its agents shall have the right to enter the leased premises at all reasonable times to examine the same and to show them to prospective purchasers.

Article 20 - NOTICES

                    20.1          All notices and communications by either party to the other shall be in writing. All notices shall be sent by United States registered or certified mail, postage prepaid, addressed to Lessee at the address of the leased premises or at such other place as Lessee may from time-to-time designate in a written notice to Lessor; and addressed to Lessor at c/o Cohen Financial, 2 North LaSalle Street, Suite 800, Chicago, Illinois 60602 Attention: Legal Department, or at such other place that may from time-to-time be designated in a written notice to Lessee. In addition, Lessee shall be required to furnish the First Mortgagee with a copy of any notice to Lessor which specifies a default by Lessor of any of its obligations hereunder, which notice shall be addressed to First Mortgagee at Bank One, 200 S. Wacker Dr., 6th Floor, Mail Code IL-1-0950, Chicago, IL 60606, or at such other place as may from time-to-time be designated in a written notice to Lessee. Notice shall be deemed to be given when deposited in United States mail, with postage fully prepaid.

Article 21 - ESTOPPEL CERTIFICATES

                    21.1          Each party agrees that from time-to-time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver without charge to the other party or to any person designated by the other party a statement (but not more than one in any thirty (30) day period) in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications identifying the same by the date thereof and specifying the nature thereof), that to the knowledge of such party no uncured event of default exists hereunder (or if any such uncured event of default does exist, specifying the same), the dates to which the rent and other sums and charges payable hereunder have been paid, and with respect to Lessee that Lessee to its knowledge has no claims against Lessor hereunder (or if Lessee has any such claims, specifying the same). Should Lessor request that Lessee execute any document in accordance with this Section 21.1 more than one time during a twelve (12) month period, Lessor shall pay the reasonable costs and expenses of Lessee resulting therefrom.

Article 22 - SURRENDER OF THE PROPERTY

                    22.1          Upon the termination of this Lease, Lessee shall quit and surrender the leased premises, broom-clean, to Lessor without delay and in good order, condition and repair, ordinary wear and tear excepted, free and clear of all lettings and occupancies, and free and clear of all liens and encumbrances, except that part of the premises which have been taken through eminent domain, if any, after the delivery hereof, without any payment therefor by Lessor. Upon such termination, title to (1) all the "leased property" as defined in Sec. 1.1 hereof, and (2) title to all buildings, alterations, rebuildings, replacements, changes, additions, improvements, fixtures, equipment and appurtenances which have been erected, installed or fixed on or in the leased property during the term of this Lease (not including moveable equipment and trade fixtures owned by Lessee), shall automatically vest in Lessor without the execution of any further instrument and this instrument shall be a conveyance of Lessee's interest in said properties as of such date of termination. Lessee shall, however, on demand execute, acknowledge and deliver to Lessor any further assurances of title to said improvements and properties as Lessor may request, and Lessee hereby irrevocably constitutes and appoints Lessor as Lessee's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instrument in the name and on behalf of Lessee in the event Lessee shall for any reason fail to execute, acknowledge and deliver the same promptly after demand is made therefore by Lessor. Any personal property owned by Lessee or other occupant of the property which shall remain on the property after the termination of this Lease, and the removal of Lessee or other occupant from the property, may at the option of Lessor, be deemed to have been abandoned and may be disposed of without accountability, as Lessor may see fit, without prejudice to the rights of any such other occupant as against the Lessee.

          Lessor shall have the right to require Lessee to remove any alterations or additions constructed under Article 10 hereof that were constructed after 1978, subject to the terms of Section 10.7 above. Said rights shall be exercised by Lessor giving written notice to Lessee on or before ninety (90) days' after such termination. If Lessor requires removal of any such alterations or additions, and Lessee does not make such removal in accordance with this section at the time of such termination, or within ten (10) days after such request, whichever is later, Lessor may remove the same (and repair any damage occasioned thereby), and dispose thereof or, at its election, deliver the same to any other place of business of Lessee or warehouse the same. Lessee shall pay the costs of such removal, repair, delivery and warehousing to Lessor on demand. Upon termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Lessee's right to possession of the leased premises, Lessee shall remove articles of personal property incident to its business; "Trade Fixtures"; provided, however, that

Lessee shall repair any injury or damage to the leased premises which may result from such removal. If Lessee does not remove Lessee's Trade Fixtures from the leased premises prior to the expiration or earlier termination of the lease term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Lessee or warehouse the same and Lessee shall pay the cost of such removal, repair, delivery and warehousing to Lessor on demand or Lessor may treat such Trade Fixtures as having been conveyed to Lessor with this Lease being a bill of sale, without further payment or credit by Lessor to Lessee.

                    22.2          Holding Over. Lessee shall have no right to occupy the leased premises or any portion thereof after the expiration of the Lease or after termination of the Lease or of Lessee's right to possession pursuant to Section 17.2 hereof. In the event Lessee or any party claiming by, through or under Lessee holds over, Lessor may exercise any and all remedies available to it at law or in equity to recover possession of the leased premises, and for damages. For each and every month or partial month that Lessee or any party claiming by, through or under Lessee remains in occupancy of all or any portion of the leased premises after the expiration of the Lease or after termination of the Lease or Lessee's right to possession, Lessee shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to 150% the rate of rent payable by Lessee hereunder immediately prior to the expiration or other termination of the Lease or of Lessee's right to possession. The acceptance by Lessor of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over. If the holding over occurs at the expiration of the Lease term or by reason of a termination by mutual agreement of the parties, Lessor may, as an alternative remedy, elect that such holding over shall constitute a renewal of this Lease on a month-to-month basis at a rental equal to 150% of the rate of annual fixed rent payable hereunder immediately prior to the expiration of the Lease, and upon all of the other covenants and agreements contained in this Lease.

Article 23 - INTENTIONALLY OMITTED.

Article 24 - ENVIRONMENTAL CONDITIONS

                    24.1          "Environmental Condition" Defined. As used in this Lease, the phrase "Environmental Condition" shall mean: (a) the presence of any substance in soil, groundwater, surface water, or other environmental medium in excess of applicable, legally binding criteria, and includes, without limitation, air, land and water pollution, noise, vibration, and odors, or (b) any condition which affords a basis for a claim of liability under the Comprehensive Environment Response Compensation and Liability Act, as amended ("CERCLA"), or the Resource Conservation and Recovery Act ("RCRA"), or any claim of violation of the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act ("TSCA"), or any claim of liability or of violation under any federal statute hereafter enacted dealing with the protection of the environment or with the health and safety of employees or members of the general public, or under any rule, regulation, or permit under any of the foregoing, or under any law, rule or regulation now or hereafter promulgated by the state in which the leased premises are located, or any political subdivision thereof, relating to such matters (collectively "Environmental Laws").

                    24.2          Compliance by Lessee. Lessee shall, at all times during the Lease term, comply with all Environmental Laws applicable to its use of the leased premises and shall not, in the use and occupancy of the leased premises, cause or contribute to any Environmental Condition on or about the leased premises. Without limiting the generality of the foregoing, Lessee shall not, without first notifying Lessor in writing, receive, keep, maintain or use on or about the leased premises any substance in a quantity as to which a filing with a local emergency planning committee, the State Emergency Response Commission or the fire department having jurisdiction over the leased premises is required pursuant to § 311 and/or § 312 of CERCLA, as amended by the Superfund Amendment and Reauthorization Act of 1986 ("SARA") (which latter Act includes the Emergency Planning and Community Right-to-Know Act of 1986).

                    24.3          Environmental Indemnity. Lessee will protect, indemnify and save harmless the Lessor Protected Parties (as defined in Article 6), and all of their respective agents, members, directors, officers and employees, and First Mortgagee, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind or nature, contingent or otherwise, known or unknown, incurred or imposed, based upon Lessee's noncompliance with any Environmental Laws or resulting from any Environmental Condition on or about the leased premises which is caused by Lessee prior to or during the Lease term, or which is contributed to by Lessee prior to or during the Lease term, but only to the extent of such contribution. In case any action, suit or proceeding is brought against any of the parties indemnified herein by reason of Lessee's noncompliance with any Environmental Laws or any Environmental Condition on or about the leased premises which is caused by Lessee prior to or during the Lease term, Lessee will, at Lessee's expense, by counsel approved by Lessor, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Lessee under this Section 24.3 shall survive the expiration or earlier termination of this Lease.

                    24.4          Testing and Remedial Work. In the event that Lessee experiences a spill or release of any hazardous substance or otherwise causes an Environmental Condition or about the leased premises, Lessee shall promptly notify Lessor of the event or condition and shall promptly and at its sole cost and expense, take any and all steps necessary to remedy the same, complying with all provisions of applicable law.

Article 25 - LAWS OF MICHIGAN TO GOVERN

                    25.1          This Lease shall be interpreted under and governed by the laws of the State of Michigan.

Article 26 - SECTION TITLES

                    26.1          The section titles as to contents as to particular sections herein are inserted for convenience only and are in no way to be construed as part of this Lease or as in limitation on the scope of the particular section to which they refer.

Article 27 - WAIVER OF BREACH

                    27.1          No waiver by either party of any breach or default by the other party of any covenant or condition of this Lease shall be effective unless it is in writing and signed by the parties so waiving and any such waiver shall not constitute a waiver as to any future breach of default.

Article 28 - SEVERABILITY AND SAVINGS

                    28.1          Each covenant, term and condition of this Lease shall be severable from the remainder. If any provision shall be held illegal or unenforceable, the remainder shall be enforced according to its terms.

Article 29 - MODIFICATION AND AMENDMENT

                    29.1          This Lease may not be modified or amended except in writing signed by the parties hereto or their respective successors and heirs or assigns.

Article 30 - LESSEE'S STATEMENT

                              Lessee shall furnish to Lessor, within ten (10) days after written request therefore from Lessor, a copy of the then most recent annual report of Lessee. It is mutually agreed that Lessor may deliver a copy of such statement to any mortgagee or prospective mortgagee of Lessor, or any prospective purchaser of the leased premises, but otherwise Lessor shall treat such statements and information contained therein as confidential.

Article 31 - COVENANTS BINDING ON SUCCESSORS

                              All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

Article 32 - LANDLORD MEANS OWNERS

                              The term "Lessor" as used in this Lease, so far as covenants or obligations on the part of the Lessor are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the leased premises, and in the event of any transfer or transfers of the title to such fee, Lessor herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed; provided that any funds in the hands of such Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be turned over to the grantee, and any amount then due and payable to Lessee by Lessor or the then grantor under any provisions of this Lease shall be paid to Lessee.

Article 33 - EXCULPATION

                              Any obligation of Lessor under this Lease shall be enforceable against and payable out of Lessor's interest in the leased property, and Lessee hereby agrees that, with respect to any obligation of Lessor under this Lease, neither Lessee nor any other person shall have or may assert any right, recourse or remedy to or against Lessor or any assets of Lessor, except to the extent (if any) of their respective interests in the leased property and no officer, shareholder, director, employee, partner, trustee, beneficiary, member or manager of Lessor assumes or shall have any personal liability of any kind whatsoever hereunder.

Article 34 - OPTION TO EXTEND

                              Provided that no Event of Default shall have occurred which remains uncured and provided that Lessee shall be in possession of the leased property, Lessee shall have the right, exercisable by given written notice ("First Renewal Notice") thereof to Lessor at least nine (9) months but not before twelve (12) months prior to the expiration of the original term of this Lease, to extend the term of this Lease for an additional term of thirty-six (36) calendar months ("First Renewal Period") upon all of the terms, covenants and conditions contained in this Lease, except that the annual fixed rent shall be Market Rent.

                              Market Rent for the First Renewal Period shall be determined as follows:

                                        (i)          After timely receipt by Lessor of the First Renewal Notice, Lessor and Lessee shall have a period which will end sixty (60) days prior to the expiration of the original term of this Lease ("Initial Rent Determination Period") in which to agree on Market Rent for the First Renewal Period. If Lessor and Lessee agree on Market Rent for the First Renewal Period, then they shall immediately execute an amendment to this Lease stating and incorporating such agreed upon Market Rent.

                                        (ii)          If Lessor and Lessee are unable to agree on Market Rent for the First Renewal Period, subject to the limitation set forth in subsection (iv) below, Lessor and Lessee shall proceed as follows:

                                                  (1)          Not later than ten (10) days after the expiration of the Initial Rent Determination Period, each party shall appoint an appraiser ("Appraiser") and notify the other party of such appointment by identifying the appointee; provided, however, that if either party fails to give notice of its designation of an Appraiser within such ten (10) day period, the appraiser designated by the other party shall act as the sole Appraiser and shall determine Market Rent for the First Renewal Period. For purposes of this Lease, an "Appraiser" means a Michigan licensed MAI appraiser who (i) shall be an independent, disinterested party (i.e. the appraiser shall not be an affiliate of any party and the total fees paid to the appraiser by any party and affiliates of any party during the preceding five (5) years shall not exceed one (1%) percent of the appraiser's gross income for such period), and (ii) shall have not less than five (5) years experience in appraising properties comparable to the leased premises.

                                                  (2)          Not later than twenty (20) days after both Appraisers are appointed, the two appraisers shall determine, in accordance with standard appraisal practices and procedures and the requirement of this Lease, the Market Rent for the First Renewal Period, and their decision shall be final and binding upon the parties.

                                                  (3)          If the two Appraisers are unable to agree on Market Rent for the First Renewal Period within twenty (20) days after appointment, then the Appraisers shall inform the parties. Unless the parties shall both otherwise then direct, the appraisers shall select a third Appraiser, not later than ten (10) days after the expiration of said twenty(20) day period. If no third Appraiser is selected within such ten (10) day period, then either party may request the then president of the board of realtors for the Plymouth, Michigan, area (or any similar organization) to appoint the third appraiser. The third Appraiser shall have the qualifications set forth in subsection (ii) (1) above. Within twenty (20) days after appointment, the third appraiser shall determine Market Rent for the First Renewal Period in accordance with standard appraisal practices and procedures and the requirements of this Lease and the Market Rent shall be the average of the two closest appraisals.

                                                  (4)          Each party shall be responsible for the costs, charges and/or fees of its Appraiser and the parties shall share equally in the costs, charges and/or fees of the third Appraiser. The decision of the Appraiser(s) shall be stated and incorporated into an amendment to this Lease, which shall be executed by both parties.

                                        (iii)          The term "Market Rent" shall mean the annual amount of fixed rent that a willing, comparable, non-equity, non-expansion tenant would pay and a willing, comparable owner of an warehouse facility in Plymouth, Michigan comparable to the leased premises would accept, at arm's length, on a "net lease" basis, giving appropriate consideration to brokerage commissions, if any, length of lease term, size and location of the leased premises, and any other generally applicably terms and conditions for tenancy of industrial facilities similar to the leased premises.

                                        (iv)          The parties agree that the Market Rent for the First Renewal Period shall not be less than $1,571,096.16 per year.

                              Provided that no Event of Default shall have occurred which remains uncured provided that the term hereof has been extended for the First Renewal Period and provided that Lessee shall be in possession of the leased property, Lessee shall have the right, exercisable by given written notice ("Second Renewal Notice") thereof to Lessor at least nine (9) months but not before twelve (12) months prior to the expiration of the First Renewal Period, to extend the term of this Lease for an additional term of twenty-four (24) calendar months ("Second Renewal Period") upon all of the terms, covenants and conditions contained in this Lease, except that the annual fixed rent shall be Market Rent.

                              Market Rent for the Second Renewal Period shall be determined as follows:

                                        (i)          After timely receipt by Lessor of the Second Renewal Notice, Lessor and Lessee shall have a period which will end sixty (60) days prior to the expiration of the First Renewal Period ("Initial Rent Determination Period") in which to agree on Market Rent for the Second Renewal Period. If Lessor and Lessee agree on Market Rent for the Second Renewal Period, then they shall immediately execute an amendment to this Lease stating and incorporating such agreed upon Market Rent.

                                        (ii)          If Lessor and Lessee are unable to agree on Market Rent for the Second Renewal Period, subject to the limitation set forth in subsection (iv) below, Lessor and Lessee shall proceed as follows:

                                                  (1)          Not later than ten (10) days after the expiration of the Initial Rent Determination Period, each party shall appoint an appraiser ("Appraiser") and notify the other party of such appointment by identifying the appointee; provided, however, that if either party fails to give notice of its designation of an Appraiser within such ten (10) day period, the appraiser designated by the other party shall act as the sole Appraiser and shall determine Market Rent for the Second Renewal Period. For purposes of this Lease, an "Appraiser" means a Michigan licensed MAI appraiser who (i) shall be an independent, disinterested party (i.e. the appraiser shall not be an affiliate of any party and the total fees paid to the appraiser by any party and affiliates of any party during the preceding five (5) years shall not exceed one (1%) percent of the appraiser's gross income for such period), and (ii) shall have not less than five (5) years experience in appraising properties comparable to the leased premises.

                                                  (2)          Not later than twenty (20) days after both Appraisers are appointed, the two appraisers shall determine, in accordance with standard appraisal practices and procedures and the requirement of this Lease, the Market Rent for the Second Renewal Period, and their decision shall be final and binding upon the parties.

                                                  (3)          If the two Appraisers are unable to agree on Market Rent for the Second Renewal Period within twenty (20) days after appointment, then the Appraisers shall inform the parties. Unless the parties shall both otherwise then direct, the appraisers shall select a third Appraiser, not later than ten (10) days after the expiration of said twenty(20) day period. If no third Appraiser is selected within such ten (10) day period, then either party may request the then president of the board of realtors for the Plymouth, Michigan, area (or any similar organization) to appoint the third appraiser. The third Appraiser shall have the qualifications set forth in subsection (ii) (1) above. Within twenty (20) days after appointment, the third appraiser shall determine Market Rent for the Second Renewal Period in accordance with standard appraisal practices and procedures and the requirements of this Lease and the Market Rent shall be the average of the two closest appraisals.

                                                  (4)          Each party shall be responsible for the costs, charges and/or fees of its Appraiser and the parties shall share equally in the costs, charges and/or fees of the third Appraiser. The decision of the Appraiser(s) shall be stated and incorporated into an amendment to this Lease, which shall be executed by both parties.

                                        (iii)          The term "Market Rent" shall mean the annual amount of fixed rent that a willing, comparable, non-equity, non-expansion tenant would pay and a willing, comparable owner of an warehouse facility in Plymouth, Michigan comparable to the leased premises would accept, at arm's length, on a "net lease" basis, giving appropriate consideration to brokerage commissions, if any, length of lease term, size and location of the leased premises, and any other generally applicably terms and conditions for tenancy of industrial facilities similar to the leased premises.

                                        (iv)          The parties agree that the Market Rent for the Second Renewal Period shall not be less than the Market Rent for the First Renewal Period.

PLYMOUTH INVESTORS LIMITED LIABILITY COMPANY, an Illinois limited liability company

By:	Haggerty Road Limited Liability Company, an Illinois limited liability company, its managing member

By:
/s/ Benjamin B. Cohen
Benjamin B. Cohen, as Trustee of the Benjamin B. Cohen Revocable Trust U/A/D 5/8/87

SPARTAN STORES, INC., a Michigan corporation

By:	/s/ Charles B. Fosnaugh
Its:	Vice President - Development

EXHIBIT "A"

Part of the S.E. 1/4 of Section 35, T. 1 S., R. 8 E., and part of the S.W. 1/4 of Section 36, T. 1 S., R. 8 E., Plymouth Township, Wayne County, Michigan, described as: Beginning at a point on the West line of said Section 36, distant S. 0E 08' 45" E., 1043.25 feet from the West 1/4 Corner of said Section 36, Running thence S. 89E 59' 53" E., 1318.46 feet to the center line of Haggerty Road; thence along said center line of Haggerty Road S. 0E 03' 45" W., 1093.37 feet; thence S. 89E 37' 13" W., 1140.88 feet to the Easterly line of Chesapeake & Ohio Railroad; thence along said easterly line No. 29E 32' 53" W., 1265.59 feet; thence S. 89E 59' 53" E., 447.72 feet to the POINT OF BEGINNING; Except the Easterly 60 feet deeded to the Wayne County Road Commission for highway purposes, and containing 35.13 Acres of land more or less.

EXHIBIT "B"

A.	Items of property owned by Lessor and leased to Lessee hereunder:

	1.	Two (2) overhead cranes in maintenance room

	2.	Miscellaneous fire extinguishers

	3.	Tracks and towline in floor

	4.	Freezer Room and Cooler Room

	5.	Five (5) underground fuel tanks

	6.	Flag pole with light

	7.	Fence gates

	8.	Scale pit and hoist

	9.	Weight scales

	10.	Exhaust and vent system

	11.	Truck canopy and lights

	12.	Lube reels, lifts and tanks.

B.	Items of property owned by Lessee:

	1.	Hi-Lows

	2.	Shelving

	3.	Carts

	4.	Suspended meat racks

	5.	Free-standing meat rails located in cooler area

	6.	Two (2) meat scales

	7.	Truck washers

	8.	Two (2) pumps and ticket dispensers

	9.	Two (2) units of Graco lubrication equipment and compressors

          The lists of items in this Exhibit are not intended to be all-inclusive, but rather to clarify certain items which are owned by Lessor (and leased under the Lease) and other items which are owned by Lessee and are not "leased property" as defined in Sec. 1.1 of the Lease.

EXHIBIT "B-2"

The buildings and improvements including, but not limited to, the warehouse facilities and asphalt-paved area located on that portion of the real estate in the Township of Plymouth, County of Wayne and State of Michigan outlined in red on Exhibit "A-2" attached hereto, together with all fixtures and personal property necessary for or used in the operation and maintenance of said buildings and improvements, including, but not limited to, the following:

One overhead crane
Towline extension and track.